Exhibit 99.3

To: MaxPoint Clients
From: MaxPoint Sales Representatives
Delivery date/time: 8:00AM EST

MaxPoint and Valassis Digital - Enhances Capabilities to Deliver Optimized Solutions!

I’m excited to share some fantastic news!

You may have seen the press release earlier today announcing that we have entered into an agreement to be acquired by Valassis, a leader in Intelligent Media Delivery, through its parent company Harland Clarke Holdings. If you haven’t seen it, I’m happy to send you the link to view it http://ir.maxpoint.com/phoenix.zhtml?c=254383&p=irol-newsArticle&ID=2296811.

By joining Valassis and its Valassis Digital division, we will strengthen our ability to deliver effective, innovative marketing campaigns through a broader array of media channels.

You may know Valassis with its stellar reputation offering a powerful industry proven suite of digital solutions including, mobile and desktop display, video, social, digital coupons, retailer offers, search, and email marketing solutions.

We are thrilled with the opportunity to combine our digital advertising strength and technological capabilities, with Valassis Digital’s multi-channel, cross-device suite of solutions.

By joining together, we will create greater strength in managing media delivery campaigns that will help you optimize customer relationships and grow your business.

The transaction is expected to close in the fourth quarter of 2017. Until then, we will remain separate companies and it will be business as usual.

I will share more details once the transaction is complete.

If you have any questions, please feel free to contact me anytime.

Thank you for your support of MaxPoint; we look forward to our continued partnership.

Notice to Investors
This document is neither an offer to purchase nor a solicitation of an offer to sell securities. The tender offer for the outstanding shares of MaxPoint common stock referred to in this document has not yet commenced. At the time the planned offer is commenced Purchaser will file a tender offer statement on Schedule TO with the Securities and Exchange Commission and MaxPoint will file a solicitation/recommendation statement on Schedule 14D-9 with respect to the planned offer. THE TENDER OFFER STATEMENT (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND OTHER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, WILL CONTAIN IMPORTANT INFORMATION THAT SHOULD BE READ CAREFULLY BEFORE ANY DECISION IS MADE WITH RESPECT TO THE TENDER OFFER. Those materials will be made available to MaxPoint security holders for free. In addition, all of those materials (and all other offer documents filed with the SEC) will be available at no charge on the SEC’s website: www.sec.gov.

Forward-Looking Statements
Statements in this document that are not strictly historical, including statements regarding the proposed acquisition, the expected timetable for completing the transaction, future financial and operating results, benefits and synergies of the transaction, future opportunities for the combined businesses and any other statements regarding events or developments that we believe or anticipate will or may occur in the future, may be “forward-looking” statements within the meaning of the federal securities laws, and involve a number of risks and uncertainties. There are a number of important factors that could cause actual events to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These factors include risks and uncertainties related to, among other things: general economic conditions and conditions affecting the industries in which Harland Clark, Valassis and MaxPoint operate; the uncertainty of regulatory approvals; the parties’ ability to satisfy the tender offer conditions and conditions to the merger agreement and consummate the transaction and the timing thereof; the availability of financing on attractive terms or at all; the ability to realize anticipated growth; MaxPoint’s performance and maintenance of employee, customer and other important business relationships; and the risk that stockholder litigation in connection with the transaction may result in significant costs of defense, indemnification and liability. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in MaxPoint’s filings with the Securities and Exchange Commission (the “SEC”), including its Annual Report on Form 10-K for the year ended December 31, 2016 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2017. The forward-looking statements made herein speak only as of the date hereof and none of Harland Clarke, Valassis or MaxPoint, or any of their respective affiliates, assumes any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise, except as required by law.